                             POWER OF ATTORNEY

                 SECURITIES AND EXCHANGE COMMISSION REPORTS

 Know all men by these presents, that Thomas J. Sukay (the "Principal") hereby constitutes and appoints FREDERICK A. MARCELL JR., CHRISTOPHER E. BELL and MARY ROSSI to act jointly or severally as my true and lawful attorneys-in-fact (the "Agents").  Each of my Agents may act separately without joint signatures. My Agents shall have the following powers:

(1) to execute and file with the Securities and Exchange Commission ("SEC"), as required by law, regulation or rule for and on behalf of the Principal, in his/her capacity as an officer or director of Willow Grove Bancorp, Inc.  SEC Forms 3, 4, or 5 as required by the Securities Exchange Act of 1934, and the rules promulgated thereunder;

(2) to do and perform any and all acts for and on behalf of the Principal which may be necessary and desirable to complete and execute any such SEC Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and to file such forms or amendments with the SEC, the NASDAQ or  any other appropriate stock exchange or similar authority in a timely fashion as required by law or SEC rule; and

(3) to do and perform any other act in connection with the powers herein granted which may be in the best interest of the Principal, is legally required or is directed by the Principal.

 The undersigned hereby grants to the Agents full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the undersigned could do if personally present, hereby ratifying and confirming all that such  Principal  shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

 This Power of Attorney shall remain in full force and effect until the Principal is no longer required to file SEC Forms 3, 4 and 5 with respect to the Principal's holdings of and transactions in securities issued by Willow Grove Bancorp, Inc., unless earlier revoked by the undersigned Principal in a signed writing delivered to the forgoing Agents.

 IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney on the 23rd day of June, 2004

                                /s/ Thomas J. Sukay

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    Thomas J. Sukay

    Director